UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

Yippy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17595 S. Tamiami Trail, Suite 300 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, Frank Mambuca resigned from his position as a director of Yippy, Inc. (the “Company”) in order to pursue other business opportunities.  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. A copy of Mr. Mambuca’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

On May 7, 2010, Rick A. Lisa resigned from his respective positions as a director of the Company and as President and Chief Operating Officer.  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. A copy of Mr. Lisa’s resignation letter is attached hereto as Exhibit 17.2 and incorporated herein in its entirety by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the approval of our board of directors and the written consent of at least a majority of the outstanding shares of common stock of the Company, we filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to change the name of the Company from “Cinnabar Ventures Inc.” to “Yippy, Inc.” The Certificate of Amendment became effective on April 15, 2010. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation changing the name of the Company to Yippy, Inc.
17.1	Letter of Resignation of Frank Mambuca
17.2	Letter of Resignation of Rick A. Lisa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010		Yippy, Inc.

	By:	/s/ Richard Granville
Richard Granville
Chief Executive Officer

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